E-FORM 3790 (2001/11)

VAN DOWNTOWN & WEST SMALL BUSINESS
1025 W GEORGIA ST 1ST FLR
VANCOUVER BC V6E 3N9

Transit #: 00010
Fax #: (416)-955-6937
Toll Free Fax #:(877)-358-1421

May 25, 2007

VANTECH PLASTICS CORP.
SUITE 500 666 BURRARD ST
VANCOUVER BC V6C2X8

Dear Sir/Madam :

Subject: Canada Small Business Financing Loan $ 190000.00

With reference to your newly approved Canada Small Business Financing Loan credit facility, we wish to inform you of certain preliminary procedures to be completed prior to the disbursement of funds.

One of my Associates, a Canada Small Business Financing Loan specialist, will be contacting you to discuss the procedures.

Our Canada Small Business Financing Loan specialist will facilitate the process by advising you of specific details required by the Federal Government i.e. registration of securities, GST number etc. It is necessary for you to ensure that the bank is supplied with legible copies of invoices; a fax copy is acceptable, if legible. Upon receipt of these documents, the bank will issue payment directly to the suppliers, with your authorization.

If you have paid the invoices directly, we will require copies of the front and back of the cheques as proof of payment. The bank will credit your account upon receipt.

Thank you in advance for your cooperation.

Yours truly,

ALEXANDER LAW
Account Manager

Government of Canada / Gouvernement du Canada

CANADA SMALL BUSINESS FINANCING ACT
LOAN REGISTRATION FORM

Note: You must read the attached instructions and fill in all of the boxes or use N/A if not applicable, otherwise the form will be returned.

LENDER — FOR OFFICE USE ONLY

1 Lender's name and address
ROYAL BANK OF CANADA
180 WELLINGTON ST W
10TH FLOOR
TORONTO
ON
Postal Code: M5J 1J1

2 CPA Transit number: 07010

3 Lender's loan or folio no.:

BORROWER

4 Name and address of the entity directly obligated to repay the loan
VANTECH PLASTICS CORP.
SUITE 500
666 BURRARD ST
VANCOUVER BC
Postal Code: V6C 2X8

5 Telephone no.: (604) 684-8888

6 Business no. assigned by the Federal Government:

☐ Exempted from GST

7 Operating name of the business (if different from the name reported in Line 4)

8 Type of borrower (should correspond to Line 4)
☐ Sole proprietor ☐ Partnership ☒ Limited company

9 Borrower's estimated annual gross revenue ▶ $ 1,500,000 (Cannot exceed $5,000,000.00)

10 Industrial sector (use one of the letters from A to S as per attached instructions)
Sector: E

11 Description of the main activity of the business
Plastic recycling & Manufact[uring] Multi-layer Blow-film

12 Number of years the business seeking the loan has been operating.
☐ Less than 1 year ☐ 1 to 3 years ☐ More than 3 years

13 Assets located on Indian Reserve
☐ Yes ☒ No

14 Franchise
☐ Yes ☒ No

15 If franchise: Name and address of franchisor
Postal Code:

16 Number of current full-time equivalent employees on the payroll at time of loan application

17 Number of additional persons to be employed (full-time equivalent) as a direct result of this loan

LOAN

18 Aggregate amount of guarantees or suretyships obtained for the loan to be registered
Personal $ 47,500.00 Corporate $ ☐ None
Personal guarantees or suretyships cannot exceed, in aggregate, 25% of line 32
Corporate guarantees or suretyships cannot exceed the total amount of the loan (line 32)

19 Rank of asset security obtained
☒ First Charge ☐ Equal ranking ☐ Other

20 Term of loan (in months): 120
Cannot exceed 120 months

21 Date of approval of the loan — Year / Month / Day: 2007-04-20

22 Date of first loan disbursement — Year / Month / Day:

23 Interest rates
☒ Floating (cannot exceed prime lending rate + 3%)
☐ Fixed (cannot exceed residential mortgage rate + 3%)

24 If applicable, charges payable by the borrower to the lender for:
a) Taking security: $175.00
b) Life or disability insurance
Expressed as an annual premium $
Expressed as a percentage of the loan %

IC 884E (11/2004)
E-FORM 2374 (04/2007)

Canada

E-FORM 56205 (02/2006)

LOAN AGREEMENT

Date: May 25, 2007

BORROWER VANTECH PLASTICS CORP.		BRANCH OF ACCOUNT MAIN BR - VANCOUVER ROYAL CENTRE	
ADDRESS (Street, city, Town, Province, Postal Code) SUITE 500 666 BURRARD ST VANCOUVER BC V6C2X8		ADDRESS (Street, city, Town, Province, Postal Code) 1025 W GEORGIA ST VANCOUVER BC V6E 3N9	
CONTACT GEORGE LEE	TELEPHONE NO. (604) 684-8888	LOAN NO.	SRF No. 117-285-734

ROYAL BANK OF CANADA (the "Bank") hereby confirms the credit facility described below (the "Credit Facility") subject to terms and conditions listed below and attached hereto. The dollar amount noted opposite the indicated available segment of the Credit Facility is in Canadian Dollars ($) and is the maximum amount (subject to any requirements which may reduce the indicated maximum) that may be outstanding at any time under the Credit Facility. The Credit Facility is in addition to any other facilities which you have with the Bank (the "Other Facilities"). The Other Facilities will be governed by separate agreements between the Borrower and the Bank. The provisions of this Agreement shall be binding on the Borrower and shall remain in full force and effect for so long as any availability exists or any obligations on the part of the Borrower remain outstanding under the Credit Facility. For purposes hereof the term "Agreement" and the words "this Agreement", "the Agreement" and words to like effect or import shall mean and include this Confirmation of Credit Facilities and the attached Terms and Conditions, all as supplemented or amended at any time and from time to time.

CREDIT FACILITY:

Availability of the Credit Facility is, unless otherwise provided in the attached Terms and Conditions, at the sole discretion of the Bank and the Bank may cancel or restrict the availability of any unutilized portion at any time and from time to time.

Variable Rate Business Term Loan. $ 190,000.00.

Repayable in consecutive monthly blended payments of $ 2407.19, including interest based on a 120 month amortization. First blended payment due August 25, 2007. Payments to be adjusted periodically, if necessary, to ensure payout within the stated amortization period. This loan has a 120 month term and matures and is payable in full on July 25, 2017.
Interest rate: RBP + 3.0000 % per annum.)

Fees;
Security Document Preparation Fee: $ 175.00.

ACCEPTANCE

This offer is open for acceptance until August 25, 2007, after which date it will be null and void, unless extended in writing by the Bank.

LANGUAGE. The Borrower and the Bank have expressly requested that this Agreement and all related documents, including notices, be drawn up in the English language. Les parties ont expressément demandé que la présente convention et tous les documents y afférents, y compris les avis, soient rédigés en langue anglaise.

I acknowledge receipt of the Terms and Conditions 02/06 attached to this confirmation letter and agree to be bound by them.
Accepted on this 30 day of May, 2007

VANTECH PLASTICS CORP.

Per: H George Lee

Per: Julie Lee

ROYAL BANK OF CANADA

Per: [signature]

CLASS OF LOAN		AMOUNT OF LOAN TO BE REGISTERED
25 Real property or immovables (owner)		$
26 Leasehold Improvements (tenant) - New	+	$
27 Leasehold Improvements (tenant) - Purchase of existing improvements	+	$
28 Equipment (excluding software)	+	$ 186,274.51
29 Software	+	$
30 Sub-total (Lines 25 to 29)	=	$ 186,274.51
31 CSBF loan fee financed (if applicable) cannot exceed amount in line 34	+	$ 3,725.49
32 TOTAL AMOUNT OF LOAN TO BE REGISTERED (add Line 30 and 31)	=	$ 190,000.00

33 Percentage of asset cost financed by the CSBF loan: 90.000 %
Cannot exceed 90%

34 Registration fee (2% of Line 30) cheque payable to Receiver General: 186,274.51 X 2 % = $ 3,725.49
Do not round to nearest dollar

BORROWER'S ACKNOWLEDGEMENT AND CONSENT

I, the borrower (or responsible officer of the company),

1) certify that:

a) the elements financed in Lines 25 to 29 include only the eligible costs as defined in the attached instructions and do not include any incidental fees other than non-refundable taxes and custom duties;

b) the total amount of the proposed loan and the principal amount outstanding, in respect of the borrower and all borrowers related to that borrower within the meaning of the Regulations, does not exceed $ 250,000 (including outstanding SBLA loans);

c) if the loan is to finance the purchase of real property or immovables:
- at least 50% of the area is used for or is intended to be used within 90 days after the final disbursement, for the operation of the small business; ☐ Yes ☐ Not applicable — Initials: ☐

d) if the loan is to finance the purchase or improvement of real property or immovables or leasehold improvements:
- the assets are not intended to be resold, leased or subleased within 3 years after the day on which the loan is made except for small businesses in the health care, hospitality or mini-storage industries; ☐ Yes ☐ Not applicable — ☐

e) if the loan or part of the loan is to finance leasehold improvements, the borrower and the landlord are at arm's length. ☐ Yes ☐ No ☐ Not applicable — ☐

2) consent to:

1) the audit by Industry Canada representatives of the loan approval and administration file held by the lender in respect of the loan.

2) the release by Industry Canada of information with respect to the borrower's or related borrower's outstanding loans to another lender to whom the borrower applies for a loan.

It is an offence to make any false statements or misrepresentations on this registration form and is subject to punishment as stated in section 16 of the Canada Small Business Financing Act.

Name of borrower or responsible officer of the company (print)	Signature of borrower or responsible officer of the company	Date Year / Month / Day
VANTECH PLASTICS CORP.	[signature]	2007 05 30

LENDER'S ACKNOWLEDGEMENT

I, responsible officer of the lender, certify that:

a) to the best of my knowledge, the information contained herein is complete and accurate;
b) the loan was approved in accordance with the due diligence requirements of the Canada Small Business Financing Regulations;
c) the loan complies with all eligibility requirements of the Canada Small Business Financing Act and Regulations;
d) no fees or charges other than those authorized by the Act and Regulations and declared on this form have been paid or are payable by the borrower.

Name of responsible officer of the lender (print)	Title		Date Year / Month / Day
ALEXANDER LAW	ACCOUNT MANAGER		
Signature: [signature]	Enter the fax number where acknowledgement can be sent after business hours	FAX no.	FAX no. (416) 955-6937
Indicate contact name of lender to obtain information (print)		Telephone no. (604) 665-8734	FAX no.

MAKE LENDER'S CHEQUE PAYABLE TO "RECEIVER GENERAL FOR CANADA" and send with form to:

Canada Small Business Financing Program
8th Floor East
235 Queen Street
Ottawa, Canada K1A 0H5

INFORMATION ON THE PROGRAM AND FORMS AVAILABLE AT:

http://strategis.gc.ca/csbfa

Canadä

LOAN AGREEMENT
TERMS AND CONDITIONS

To: ROYAL BANK OF CANADA (the "Bank")

The Bank is requested by the Borrower identified on the confirmation letter attached hereto to make loans or advances to the Borrower in the manner and at the rate and times specified herein (the "Credit Facility"). In consideration of the Bank making the Credit Facility available, the Borrower agrees (if more than one, jointly and severally - in Quebec, solidarily), with the Bank as follows:

1. DRAWDOWN

While this Agreement remains in force and if the Credit Facility includes a Variable Rate Business Term Loan, the Borrower may borrow by way of one or more drawdowns made at any time and from time to time during the availability of such loan, and the Bank may withdraw any undrawn portion of such loan at any time without notice. If the Credit Facility includes a Fixed Rate Term Loan, the Borrower shall draw down the amount of such loan forthwith, failing which such loan may be cancelled.

2. REPAYMENT

Amounts outstanding under the Credit Facility, together with interest, shall become due in the manner and at the rate and times specified herein and shall be paid in Canadian Dollars. If the Credit Facility includes a Variable Rate Business Term Loan or a Fixed Rate Term Loan, repayable by way of periodic payments of principal plus interest, the Borrower shall make consecutive periodic payments of principal with the entire balance of such loan due and payable at the end of the term specified herein. In the case of any type of loan that is repayable by blended payments, each payment shall be applied, firstly, to interest due, and the balance, if any, shall be applied to principal outstanding. If any such payment is insufficient to pay all interest then due, the unpaid balance of such interest will be added to such loan, will bear interest at the same rate, and will be payable on demand or at the end of the term specified herein, as the case may be.

The Bank, in its sole and absolute discretion, may extend the repayment date of the Credit Facility. All other terms and conditions contained herein will remain the same. Any such extension shall be communicated to the Borrower by way of a written notice and it is agreed that no action on the part of the Borrower to effect such extension shall be necessary.

3. PREPAYMENT

If the Credit Facility includes a Variable Rate Business Term Loan, the Borrower may prepay such loan in whole or in part in reverse order of maturity without fee or premium. Where the Credit Facility includes a Fixed Rate Term Loan, the Borrower may prepay such loan in whole or in part subject to a prepayment fee:

(a) prepayment of up to 10% of the outstanding principal balance is permitted without penalty once a year during the 12 month period from each anniversary date of the loan; and

(b) prepayments of more than 10% of the outstanding principal amount (such amount over 10% being the "Excess Amount") may be made at any time and from time to time in any one year, upon payment of a fee being 3 months interest on the Excess Amount at the rate applicable to the loan.

4. EVIDENCE OF INDEBTEDNESS

The Bank shall maintain, at the Branch of Account, accounts and records (the "Accounts") evidencing the borrowings made available to the Borrower by the Bank under this Agreement. The Bank shall record the principal amount of such borrowings, the payment of principal and interest on account of the loans and advances, and all other amounts becoming due to the Bank under this Agreement. The Accounts constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the Borrower to the Bank pursuant to this Agreement. The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable under this Agreement, including, but not limited to, the repayment of principal and the payment of interest, fees and all charges for the keeping of such bank accounts.

5. INTEREST

"RBC Royal Bank Prime" or "RBP" is the annual rate of interest announced from time to time by the Bank as a reference rate then in effect for determining interest rates on Canadian Dollar commercial loans in Canada. Where interest under the Credit Facility is based upon RBP, the Borrower shall pay to the Bank periodically as herein specified (or as the Bank may otherwise specify from time to time) in arrears interest calculated on the daily principal balance outstanding as evidenced by the Accounts from time to time, both before and after maturity, default and judgment, at a variable rate per annum equal to RBP plus the rate specified herein. Where interest is expressed to be a fixed rate, the Borrower shall pay to the Bank periodically as herein specified (or as the Bank may otherwise specify from time to time) in arrears interest calculated on the daily principal balance outstanding as evidenced by the Accounts from time to time, both before and after maturity, default and judgment, at a rate per annum equal to the rate specified herein. Each change in any variable rate under the Credit Facility will take place simultaneously with the corresponding change in RBP.

Interest will be paid in the currency of the loan. Interest will accrue daily on the basis of the actual number of days elapsed and a year of 365 days. The annual rate of interest to which the rate calculated in accordance with this Agreement is equivalent, is the rate so calculated multiplied by the actual number of days in the calendar year and divided by 365. If it is necessary for the Bank to prove the interest rate in effect at any time, the Borrower agrees that the Bank's written certificate, setting out the interest rate at that time, is sufficient proof for that purpose.

6. GENERAL COVENANTS

The Borrower covenants and agrees with the Bank that (if more than one, jointly and severally - in Quebec, solidarily):

(a) it will duly and punctually pay all sums of money due by it under the terms of this Agreement;
(b) it will advise the Bank of any Event of Default, as herein defined, as it occurs, or of any change in ownership prior to such event;
(c) it will file all material tax returns which are or will be required to be filed, pay or make provision for payment of all material taxes (including interest and penalties) and Potential Prior - Ranking Claims, which are or will become due and payable and provide adequate reserves for the payment of any tax, the payment of which is being contested;
(d) if a corporation, it will give the Bank 30 days prior notice in writing of any intended change in the ownership of its shares;
(e) it will comply with all laws, regulations, official directions and authorizations applicable to the Borrower and the Borrower's business or property including, without limitation, all applicable environmental laws and regulations; advise the Bank promptly of any action requests or violation notices received concerning any of the Borrower's property; and hold the Bank harmless from and against any losses, costs or expenses which the Bank may suffer or incur for any environment-related liabilities existent now or in the future with respect to the Borrower's property;
(f) it will deliver to the Bank such financial and other information as the Bank may reasonably request from time to time; and
(g) it will immediately advise the Bank of any unfavourable change in its financial position which may adversely affect its ability to pay or perform its obligations in accordance with the terms of this Agreement.

"Potential Prior-Ranking Claims" means all amounts owing or required to be paid, where the failure to pay any such amount could give rise to a claim pursuant to any law, statute, regulation or otherwise which ranks in priority to the Security (as defined below) or otherwise in priority to any claim by the Bank for repayment of any amounts owing under this Agreement.

7. EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default which shall entitle the Bank, in its sole discretion, to cancel any commitment, demand immediate repayment in full of any amounts outstanding under the Credit Facility, together with outstanding accrued interest which amount shall include, without limitation, an amount that is equal to the amount that would be payable by the Borrower under Prepayment above in the event of a voluntary prepayment of a Fixed Rate Term Loan, and to realize on all or any portion of any security given to secure the obligations of the Borrower hereunder (the "Security"):

(a) failure of the Borrower to pay any principal, interest or other amount when due pursuant to this Agreement;
(b) failure of the Borrower to observe any covenant, condition or provision contained in this Agreement or in any documentation relating hereto or to the Security;
(c) if the Borrower becomes insolvent or commits an act of bankruptcy or makes an assignment in bankruptcy or bulk sale of its assets;
(d) if any proceeding is taken to effect a compromise or arrangement with the creditors of the Borrower, or to have the Borrower declared bankrupt or wound up, or to have a receiver appointed for any part of the mortgaged property or if any encumbrancer takes possession of any part thereof;
(e) if in the opinion of the Bank there is a material adverse change in the financial condition, ownership or operation of the Borrower;
(f) if any representation or warranty made by the Borrower under this Agreement or relating hereto or to the Security shall be false in any material respect; or
(g) if the Borrower defaults in the payment of any other indebtedness, whether owing to the Bank or to any other person, or defaults in the performance or observance of any agreement in respect of such indebtedness where, as a result of such default, the maturity of such indebtedness is or may be accelerated.

8. EXPENSES, ETC.

The Borrower agrees to pay the Bank all fees, as stipulated in this Agreement. The Borrower also agrees to pay all expenses and legal costs, (on the basis of a solicitor and its own client, or where applicable including extra-judicial costs) incurred by the Bank in connection with this Agreement and any Security and the enforcement of the Bank's rights against the Borrower or under any Security. These costs and expenses may include (but are not limited to) costs of amendments, appraisals, inspections, environmental reviews, registrations, searches, discharges and actions taken in connection with the preservation of the Bank's rights under this Agreement or under the Security.

9. WAIVER

No express or implied waiver by the Bank of any provision of this Agreement in one instance shall in any way be, or construed to be, a waiver as to any other instance.

10. ASSIGNMENT
This Agreement shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns provided that the Borrower shall not be entitled to assign any interest hereunder.

11. REVIEW
The Bank may conduct annual or periodic reviews of the affairs of the Borrower, as determined by the Bank and timely advised to the Borrower, for the purpose of determining the financial performance of the Borrower, and the Borrower shall make available to the Bank such information as the Bank may reasonably require and shall do all things reasonably necessary to facilitate such review by the Bank.

12. GAAP
Unless otherwise provided, all accounting terms used in this Agreement shall be interpreted in accordance with Canadian Generally Accepted Accounting Principles from time to time. Any change in Accounting Principles or the application of Accounting Principles, including, without limitation, the use of Differential Reporting (or any changes to the selection of Differential Reporting options) is only permitted with the prior written consent of the Bank.

13. SEVERABILITY
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and such invalid provision shall be deemed to be severable.

14. GOVERNING LAW
This Agreement shall be construed in accordance with and governed by the laws of the Province where the Borrower resides and the laws applicable therein. The Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of such Province and acknowledges the competence of such courts and irrevocably agrees to be bound by a judgment of any such court.

15. SET-OFF
The Bank is authorized (but not obligated), at any time and without notice, to apply any credit balance (whether or not then due) to which the Borrower is then beneficially entitled on any account (in any currency) at any branch or agency of the Bank in or towards satisfaction of the indebtedness of the Borrower to the Bank under the Credit Facility and the other obligations of the Borrower under this Agreement. For that purpose, the Bank is irrevocably authorized to use all or any part of any such credit balance to buy such other currencies as may be necessary to effect such application.

16. HOLD ON FUNDS
The Bank has the right to hold any cheque, instrument or other payment item used to make a payment under this Agreement, and to defer any transfer until the Bank receives payment for such cheque, instrument or other payment item.

17. NOTICES
Any notice or demand to be given by the Bank shall be given in writing by way of a letter addressed to the Borrower. If the letter is sent by telecopier, it shall be deemed received on the date of transmission, provided such transmission is received prior to 5:00 p.m. on a day on which the Borrower's business is open for normal business, and otherwise on the next such day. If the letter is sent by ordinary mail to the address of the Borrower, it shall be deemed received on the date falling five (5) days following the date of the letter, unless the letter is hand-delivered to the Borrower, in which case the letter shall be deemed to be received on the date of delivery. The Borrower must advise the Bank at once about any changes in the Borrower's address.

18. CONSENT OF DISCLOSURE
The Borrower hereby grants permission to any entity having information in such entity's possession relating to any Potential Prior-Ranking Claim, to release such information to the Bank (upon its written request), solely for the purpose of assisting the Bank to evaluate the financial condition of the Borrower.

19. WHOLE AGREEMENT
This Agreement and any documents or instruments referred to in, or delivered pursuant to, or in connection with, this Agreement constitute the whole and entire agreement between the Borrower and the Bank with respect to the Credit Facility.

INSTRUCTIONS FOR THE LENDER

1. Indicate the name, address and postal code of the lender branch where the loan was authorized / approved.

2. Enter the transit number approved by the Canadian Payments Association (8 digits) that matches the address reported in Line 1.
3. Enter the complete loan number or folio assigned to the loan by the lender. Do not submit registration form until the loan number has been assigned by the lender.

4. Enter the name, address and postal code of the entity directly obligated to repay the loan. For a business operating as a sole proprietorship or partnership, enter the name(s) of the proprietor or partners.

5. Enter the telephone number of the borrower.

6. Enter the Business number assigned by the Federal Government, not the Provincial Sales Tax number. If the business will not be obtaining a Business Number, please indicate so. If not yet received but applied for, indicate "to follow" and forward Business number when received.

7. Provide the operating name of the business if the name is different from the legal entity or person(s) directly obligated to repay the loan (e.g. a franchise name).

8. Check only one of the boxes. (Should correspond to Line 4.)

9. Indicate the business's **estimated** gross annual revenue for the fiscal period, of not less than 52 weeks, in which the loan is approved by the lender. The amount **cannot exceed five million dollars.**

10. Indicate in the box which of the following industrial sectors (**one only**) best describes the borrower's main business activity (use the letter, not the SIC or NASIC).

A Agriculture (support activities), Forestry, Fishing and Hunting
B Mining and Oil and Gas Extraction
C Utilities
D Construction
E Manufacturing
F Wholesale Trade
G Retail Trade
H Transportation and Warehousing
I Information and Cultural Industries
J Finance and Insurance
K Real Estate and Rental and Leasing
L Professional, Scientific and Technical Services
M Administrative and Support, Waste Management and Remediation Services
N Educational Services
O Health Care and Social Assistance
P Arts, Entertainment and Recreation
Q Accommodation Services
R Food Services and Drinking Places
S Other Services

11. Write a concise and clear description of the main activity (please print).
12. Check the appropriate box to indicate the number of years the business seeking the loan has been operating.
13. Check the appropriate box. This refers to the location of the assets.
14. Check the appropriate box.
15. If operating under a franchise agreement, enter the name, address and postal code of the legal entity operating as the franchisor or as the management contractor.
16. Indicate the number of persons (including the owner) on the payroll of the business at the time of application. A full time employee counts as one (1) employee. A part time employee counts as one third (1/3). Round off to the nearest whole number.
17. Indicate the number of additional persons (full-time or equivalent) to be employed as a direct result of this loan.
18. If applicable indicate the total amount of guarantees or suretyships obtained. Personal guarantees or suretyships **must be unsecured and cannot exceed (in aggregate) 25% of the amount of the loan to be registered in Line 32.** Corporate guarantees or suretyships may be secured but cannot exceed the full amount of the loan.
19. Check the appropriate box(es).
20. Indicate the number of months covered by the term of the loan. **Cannot exceed 120 months as of the first scheduled payment of principal.**

21. Enter the date of the final approval of the loan by the responsible officer of the lender.
22. Enter the date of the first disbursement of the loan by the **lender to the borrower (do not enter the loan approval date).** The loan is to be registered within three months following the day of the first disbursement.
23. Check the appropriate box to indicate whether floating or fixed interest rate.
24. If applicable, enter
    a) the amount charged by the lender for taking and preparing security;
    b) the amount of life and disability insurance expressed as an annual premium or a percentage of the loan.

25.- 29. Enter only the amount loaned against each class of asset which was financed by the loan to be registered (maximum 90% of the eligible costs).

25. Amount of loan to be used to purchase a property, or to make improvements to a property where the borrower is the owner.
26. Amount of loan to be used to make improvements to a property where the borrower is a tenant.
27. Amount of loan to be used to purchase existing improvements to a property where the borrower is a tenant.
28. Amount of loan to be used to purchase, install and/or improve equipment, excluding software.
29. Amount of loan to be used to purchase or develop, and to install software required for the business operation.
30. The amount reported in Line 30 must be detailed in Lines 25,26,27,28 or 29.
31. Enter the part of the Registration fee (maximum 2% of the subtotal reported in Line 30) which is financed by the loan.
32. The amount reported in Line 32 represents the total amount guaranteed under the CSBFA.
33. Indicate the % of the total cost of eligible assets that are financed by the loan. The amount financed cannot exceed 90%.
34. The Registration fee, representing 2% of the subtotal amount of the loan (Line 30), must equal the lender's cheque attached to the Loan Registration form.